
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Strategic L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               DEC-31-1999
<CASH>                                      97,808,328
<SECURITIES>                                         0
<RECEIVABLES>                                2,083,540<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             109,444,028<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               109,444,028<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            39,555,618<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            11,426,548
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                             28,129,070
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                         28,129,070
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                28,129,070
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscription receivable of $1,743,958 and interest receivable of $339,582.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $9,563,813 and net option premiums of $(11,653).
<F3>Liabilities include redemptions payable of $847,860, accrued brokerage fees of $590,001 and accrued management fees of $313,646.
<F4>Total revenue includes realized trading revenue of $32,274,037, net change in unrealized of $4,264,478 and interest income of $3,017,103.

